UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________________
FORM 8-K
_________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 11, 2022
Concert Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36310	20-4839882
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

65 Hayden Avenue, Suite 3000N Lexington, Massachusetts	02421
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (781) 860-0045
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	CNCE	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.
On May 12, 2021, the Patent Trial and Appeal Board (the “PTAB”) of the U.S. Patent and Trademark Office instituted a post grant review of U.S. Patent No. 10,561,659 (the “’659 Patent”) owned by Concert Pharmaceuticals, Inc. (the “Company”) based on a petition filed by Incyte Corporation (“Incyte”). The ’659 Patent, which expires in 2037, claims methods of treating hair loss, including alopecia areata, with certain doses of CTP-543, the Company’s investigational treatment for alopecia areata. The doses covered by the ’659 Patent include the doses being tested in the Company’s Phase 3 clinical trials of CTP-543.
On May 11, 2022, the PTAB issued a final written decision upholding the validity of the challenged claims of the ’659 Patent and finding that Incyte had not demonstrated by a preponderance of the evidence that the challenged claims of the ’659 Patent were unpatentable.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCERT PHARMACEUTICALS, INC.

Date:	May 12, 2022	By:	/s/ Jeffrey A. Munsie
Jeffrey A. Munsie
Chief Legal Officer